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                         [Hunton & Williams Letterhead]





March 28, 2002

To:      Persons Listed on Schedule A Attached Hereto

Re:      ABFC 2002-WF1 Trust Mortgage Loan Asset-Backed Certificates,
         Series 2002-WF1

Ladies and Gentlemen:

                  We have acted as special counsel to Asset Backed Funding Corporation (the "Company") in connection with the proposed sale by the Company and purchase by Banc of America Securities LLC ("Banc of America Securities"), Countrywide Securities Corporation ("CSC") and Wells Fargo Brokerage Services, LLC ("WFBS," and together with Banc of America Securities and CSC, the "Underwriters") of ABFC 2002-WF1 Trust Mortgage Loan Asset-Backed Certificates, Series 2002-WF1, Class A, Class AIO, Class M-1, Class M-2, Class M-3 and Class B Certificates (the "Certificates") pursuant to an underwriting agreement, dated March 15, 2002 (the "Underwriting Agreement"), by and among the Company and the Underwriters. The Certificates are being issued pursuant to a pooling and servicing agreement, dated March 1, 2002 (the "Pooling and Servicing Agreement"), by and among the Company, as depositor, Wells Fargo Home Mortgage, Inc., as servicer (the "Servicer"), Wells Fargo Bank Minnesota, National Association, as securities administrator (the "Securities Administrator") and First Union National Bank, as trustee (the "Trustee"). This letter is furnished to you in accordance with Section 6(f) of the Underwriting Agreement. Capitalized terms used and not defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  In rendering the opinions set forth below, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of the Transaction Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as certified or photostatic copies, the authenticity of the originals of such documents, agreements and instruments submitted to us as certified or photostatic copies, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. In addition, we have relied, as to factual matters, upon statements and representations of officers and other representatives of the Company, the Servicer, the Trustee, the Securities Administrator and the Underwriters, and upon certificates of public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the statements and representations of the Company, the Servicer, the Trustee, the Securities Administrator and the Underwriters in connection with the preparation and delivery of this letter.

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March 28, 2002
Page 2



                  In particular, we have examined and relied upon: (i)i the Pooling and Servicing Agreement; (ii)ii the Mortgage Loan Purchase Agreement, dated March 28, 2002 (the "Mortgage Loan Purchase Agreement"), between Banc of America Mortgage Capital Corporation ("BAMCC") and the Company; (iii)iii the Indemnification and Contribution Agreement, dated March 15, 2002 (the "Indemnification and Contribution Agreement"), among the Company, the Underwriters and the Servicer; (iv)iv the Underwriting Agreement; (v)v the registration statement on Form S-3 (No. 333-62547) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shelf registration of Asset-Backed Certificates issuable by the Company from time to time in Series, of which the Certificates are a part, the Prospectus, dated March 15, 2002 (the "Base Prospectus"), and the Prospectus Supplement, dated March 15, 2002 (the "Prospectus Supplement," and collectively with the Base Prospectus, the "Prospectus"), each relating to the Certificates;
(vi)vi the Certificate of Incorporation and by-laws of the Company; and (vii)vii such certificates, corporate and public records, agreements and instruments, and other documents, including among other things, the documents delivered on the Closing Date, as we have deemed appropriate as a basis for the opinions expressed below. Items (i) through (iv) above are referred to in this letter as the "Transaction Documents." References in this letter to "Applicable Laws" shall mean those laws, rules and regulations of the State of New York and of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

                  We have also assumed (other than with respect to the Company) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to enter into and perform all obligations under all such documents, agreements and instruments, and (other than with respect to the Mortgage Loan Purchase Agreement) that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties. We have further assumed the conformity of the Mortgage Loans and related documents in the Mortgage Files to the requirements of the Transaction Documents. As used herein, "to our knowledge," "known to us" or words of similar import mean the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in the transactions contemplated by the Underwriting Agreement.

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March 28, 2002
Page 3



                  We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this opinion letter, the federal laws of the United States of America, and, with respect to the opinions referred to in paragraphs 1, 2 and 5 below, the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

                  We note that certain matters relating to BAMCC are set forth in an opinion letter dated the date hereof being delivered by Glenn J. Reid, Assistant General Counsel to BAMCC, which opinion letter we relied on for all matters contained herein.

                  In rendering the opinions below, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matters. We are opining on the date hereof, and we disclaim any obligations to advise you of any change in any source of law or subsequent developments which might affect any matters or opinions set forth herein.

                  We further advise you that we are not passing in any way on any computations or financial statements, including the schedules or the notes thereto, or upon any operating data or statistics set forth or referred to in the Registration Statement or the Prospectus, and we have not reviewed the financial records or books of account of the Company or BAMCC.

                  Based upon the foregoing, and in reliance thereon, and after consideration of such other legal matters as we deem relevant, we are of the opinion that:

                  1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power to enter into and perform its obligations under the Transaction Documents.

                  2. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company.

                  3. Each of the Transaction Documents constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by Applicable Law or considerations of public policy.


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March 28, 2002
Page 4



                  4. The Mortgage Loan Purchase Agreement constitutes a legal, valid and binding agreement of BAMCC, enforceable against BAMCC in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

                  5. To the best of my knowledge and information, the execution and delivery of the Transaction Documents do not, the performance of the Transaction Documents will not, and the consummation of the transactions therein contemplated will not, (i) violate the Certificate of Incorporation or by-laws of the Company, or (ii) result in a breach of, or constitute a default under, any judgment, decree or order binding on the Company or its properties that is known to us, or any material contract, indenture, mortgage or other instrument known to us to which it is a party or by which it is bound or (iii) result in the creation or imposition of any lien, charge, encumbrance on, or security interest in, any assets of the Company pursuant to the terms of any such material contract, indenture, mortgage or other instrument.

                  6. The Certificates have been authorized by the Company and, when the Certificates have been duly executed, authenticated and delivered by the Trustee in the manner contemplated in the Pooling and Servicing Agreement and paid for by the Underwriters pursuant to the Underwriting Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

                  7. The Registration Statement has become effective under the Securities Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

                  8. The consummation by the Company of the transactions contemplated in the Underwriting Agreement does not require the consent, approval, authorization, order, or qualification of or registration with any New York State or federal governmental authority or, to our knowledge, any New York State or federal court, except such as have been obtained under the Securities Act and except such as may be required by the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution by the Underwriters of the Certificates, as to which, with your permission, we express no opinion.


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March 28, 2002
Page 5



                  9. The information in the Prospectus Supplement under "Description of the Certificates" and "The Pooling and Servicing Agreement" and in the Base Prospectus under "Description of the Securities" and "Description of the Agreements - Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements", insofar as such information purports to summarize certain provisions of the Certificates and the Pooling and Servicing Agreement, provides a fair summary of such provisions.

                  10. The statements in the Prospectus Supplement and in the Base Prospectus under the caption "ERISA Considerations," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects to the extent of those consequences or aspects that are discussed.

                  11. Each of the Class A, Class AIO and Class M-1 Certificates constitutes a "mortgage related security," as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, for so long as such security is rated in one of the two highest categories by a nationally recognized statistical rating organization.

                  12. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

                  13. The Trust Fund is not required to be registered under the Investment Company Act of 1940, as amended.

                  No opinion has been requested and none has been given concerning the tax consequences of the transaction described herein or of the acquisition, ownership, or disposition of the Certificates under the laws of any state or locality.

                  We are furnishing this opinion letter solely for the benefit of the addressees in connection with the transactions referred to herein. The opinions set forth herein are expressed solely for the benefit of the addressees, and no other party shall be entitled to rely upon such opinions. This letter may not be referred to or copied, with or without specific reference to our firm, in any other connection, and may not be delivered to any other person or entity without our prior written consent.


                                                     Very truly yours,


                                                     /s/ Hunton & Williams




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                                   SCHEDULE A
                                   ----------


Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255

Countrywide Securities Corporation
4500 Park Granada
Calabasas, California  91302

Wells Fargo Brokerage Services, LLC
608 Second Avenue South
Minneapolis, Minnesota  55479

Wells Fargo Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention: Client Manager - ABFC, Series 2002-1

First Union National Bank
401 South Tryon Street, 12th Floor
Charlotte, North Carolina  28288-1179

Fitch, Inc.
1 State Street Plaza
New York, New York  10041-0003

Standard & Poor's Ratings Services
55 Water Street
New York, New York  10041

Moody's Investors Service
99 Church Street
New York, New York  10007